UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2022

ZEVIA PBC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40630	86-2862492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15821 Ventura Blvd., Suite 145, Encino, CA	91436
(Address of Principal Executive Offices)	(Zip Code)

(855) 469-3842

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departing Officers

On April 25, 2022, Zevia PBC (the “Company”) announced that William “Bill” D. Beech, Chief Financial Officer, will step down as CFO effective May 3, 2022, and depart from the Company on May 6, 2022.

In addition, as previously reported, Harry “Hank” M. Margolis, Chief Operating Officer, will be retiring from the Company. He will step down from his position effective June 13, 2022 and will retire effective June 24, 2022.

(c) Officer Appointments

On April 24, 2022, the Company’s Board of Directors (the “Board”) appointed Denise D. Beckles, 57, to serve as Chief Financial Officer, effective May 3, 2022 (the “Beckles Start Date”), and Quincy B. Troupe, 55, to serve as Chief Operating Officer, effective June 13, 2022 (the “Troupe Start Date”). Mr. Troupe currently serves on the Board and will step down as a director effective as of the Troupe Start Date.

Denise D. Beckles as Chief Financial Officer

Prior to joining the Company, Ms. Beckles most recently served as Chief Financial Officer of Sol de Janeiro, a skincare products company, where she was responsible for overseeing the finance, IT, legal, HR, operations and supply chain functions from July 2020 to 2022. Prior to joining Sol de Janeiro, Ms. Beckles served as the Chief Financial Officer for Revolution Foods, a healthy meal company, where she was responsible for overseeing the finance, investor relations, IT, and business analytics and insights functions from September 2018 to July 2019. Previously, Ms. Beckles held three roles at Godiva Chocolatier, Inc., a multinational gourmet chocolate company, including Chief Financial Officer of Godiva North America and Chief Strategy Officer of Global Business from 2016 to 2018 and Global Head of Financial Planning and Analysis during 2015. Ms. Beckles also held various senior leadership roles in finance, strategy and business development with Pernod Ricard USA, LLC including Vice President, Business Development and Strategy from 2014 to 2015, Vice President, Finance and Strategy (Wines and Champagnes) from 2012 to 2014, and Vice President, Treasurer from 2010 to 2012. Ms. Beckles earned both a Master of Business Administration in Accounting, Finance and Business Management and a Bachelor of Science in Accounting and Finance from Clarkson University.

There are no family relationships between Ms. Beckles and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Description of Agreements with Ms. Beckles

In connection with her appointment, the Company and Ms. Beckles entered into a Letter Agreement (the “Beckles Letter Agreement”), which sets forth the terms of Ms. Beckles’ employment with the Company as Chief Financial Officer, effective as of the Beckles Start Date. The Beckles Letter Agreement provides for (i) an annual base salary of $400,000, (ii) a target annual bonus equal to 75% of base salary, pro-rated for 2022, (iii) a $250,000 sign-on bonus, payable one-half within 30 days of the Beckles Start Date and one-half after six months’ employment, and subject to repayment in the event Ms. Beckles voluntarily resigns or is terminated for cause within the first 12 months of employment, and (iv) a relocation allowance of $100,000, grossed up for taxes. In addition, Ms. Beckles is eligible to receive a target long-term incentive award of $850,000, subject to approval by the Board or the Compensation Committee of the Board, which will consist 50% of options and 50% of time-vested restricted stock units that each vest in four equal annual installments.

In addition, Ms. Beckles entered into the Company’s standard severance agreement (the “Beckles Severance Agreement”), which provides for severance benefits in the event Ms. Beckles is terminated by the Company without Cause (as defined in the Beckles Severance Agreement) or resigns for Good Reason (as defined in the Beckles Severance Agreement) (each a “Qualifying Termination”). Subject to execution of a release of claims in favor of the Company, upon a Qualifying Termination, Ms. Beckles will be eligible to receive the following severance benefits: (i) 12 months of base salary payable in installments (or, if the Qualifying Termination occurs within 18 months following a change in control of the Company, a lump sum payment equal to the sum of Ms. Beckles’s annual base salary and target annual bonus), (ii) partially subsidized COBRA premiums for the 12-month period following termination, and (iii) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives.

This summary of the Beckles Letter Agreement and Beckles Severance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Beckles Letter Agreement and Beckles Severance Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Ms. Beckles has also entered into the Company’s employment, confidential information, and invention assignment agreement, which includes customary confidentiality, non-disclosure, employee non-solicitation and invention assignment covenants, the Company’s mutual arbitration agreement, and the Company’s director and officer indemnification agreement.

Quincy B. Troupe as Chief Operating Officer

Mr. Troupe has served as a member of our Board since the completion of our initial public offering in July 2021. Mr. Troupe has served as Senior Vice President of Supply Chain at The Boston Beer Company (“Boston Beer”), a beer brewery, from January 2016 to April 1, 2022. At Boston Beer, he led a multi-year capacity and capability expansion program that enabled Boston Beer to more than double in size and become one of the fastest growing beverage companies in the world, and he contributed to the significant annual savings to help fuel Boston Beer’s continued growth. Mr. Troupe is a 25-year veteran of the consumer packaged goods, food and beverage industry, and has served in a variety of roles including in manufacturing, engineering, supply chain strategy and planning, human resources and enterprise shared services. From 2010 to 2015, he served as Vice President of Supply Chain and subsequently, Vice President of Manufacturing and Supply Chain Strategy, for the Pepperidge Farm brand at Campbell Soup Company, a packaged food company. Prior to Campbell Soup, from 1997 to 2010, Mr. Troupe served in various roles at Mars, Incorporated, a packaged food company, including most recently as Director of Mars Chocolate Innovation and Operating Systems. From 1994 to 1997, Mr. Troupe served as Shift Site Manager and subsequently, Process and Packaging Area Manager, at Abbott Laboratories, a medical device company. Mr. Troupe earned a Bachelor of Science in Mechanical Engineering from the State University of New York at Stony Brook and completed the Executive General Management Program at the Harvard Business School.

There are no family relationships between Mr. Troupe and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Description of Agreements with Mr. Troupe

In connection with his appointment, the Company and Mr. Troupe entered into a Letter Agreement (the “Troupe Letter Agreement”), which sets forth the terms of Mr. Troupe’s employment with the Company as Chief Operating Officer, effective as of the Troupe Start Date. The Troupe Letter Agreement provides for (i) an annual base salary of $385,000, (ii) a target annual bonus equal to 75% of base salary, pro-rated for 2022, and (iii) a $100,000 sign-on bonus, payable one-half within 30 days of his start date and one-half after six months’ employment and subject to repayment in the event Mr. Troupe voluntarily resigns or is terminated for cause within the first 12 months of employment. In addition, Mr. Troupe is eligible to receive a target long-term incentive award of $650,000, subject to approval by the Board or the Compensation Committee of the Board, which will consist 50% of options and 50% of time-vested restricted stock units that each vest in four equal annual installments.

In addition, Mr. Troupe entered into the Company’s standard severance agreement (the “Troupe Severance Agreement”). The Troupe Severance Agreement provides for the same severance benefits described above with respect to the Beckles Severance Agreement.

This summary of the Troupe Letter Agreement and Troupe Severance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Troupe Letter Agreement and Troupe Severance Agreement filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Mr. Troupe has also entered into the Company’s employment, confidential information, and invention assignment agreement, which includes customary confidentiality, non-disclosure, employee non-solicitation and invention assignment covenants, and the Company’s mutual arbitration agreement.

Further information about Ms. Beckles and Mr. Troupe and their appointments as Chief Financial Officer and Chief Operating Officer, respectively, are included in the Company’s press release issued on April 25, 2022, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Letter Agreement between the Company and Denise D. Beckles

Exhibit 10.2	Severance Agreement between the Company and Denise D. Beckles

Exhibit 10.3	Letter Agreement between the Company and Quincy B. Troupe

Exhibit 10.4	Severance Agreement between the Company and Quincy B. Troupe

Exhibit 99.1	Zevia PBC Press Release dated April 25, 2022

Exhibit 104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZEVIA PBC

Date: April 25, 2022	/s/ Lorna R. Simms
Name: Lorna R. Simms
Title: SVP, General Counsel and Corporate Secretary